OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

NETWORKS ASSOCIATES, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SUPPLEMENT TO
NETWORKS ASSOCIATES, INC.
PROXY STATEMENT DATED APRIL 9, 2004

     The “Option Grants in 2003” table is hereby modified and set forth in its entirety below to provide the previously omitted percentages for column two of the table. As described in note 15 to our consolidated financial statements contained in our 2003 Form 10-K previously filed with the SEC on March 9, 2003, approximately 7.8 million aggregate common stock options were granted in 2003. This Supplement is available on our website at www.networkassociates.com. A copy may also be obtained without charge by calling or writing the Corporate Secretary at our corporate headquarters.

     This table shows stock option grants made by Network Associates to our chief executive officer and our four other most highly compensated executive officers during the year ended December 31, 2003:

OPTION GRANTS IN 2003

	Individual Grants
	Number of	% of Total
	Securities	Options		Market		Potential Realizable Value at
	Underlying	Granted to		Price on		Assumed Annual Rates of Stock
	Options	Employees	Exercise	Date of		Appreciation for Option Terms(3)
	Granted	in Fiscal	Price	Grant	Expiration
Name	(#)(1)	Year	($/SH)(2)	($/SH)	Date	5%	10%
George Samenuk	400,000	5.1%	18.20	18.20	1/21/13	$4,578,353	$11,602,445
Gene Hodges	150,000	1.9%	18.20	18.20	1/21/13	$1,716,882	$4,350,917
Stephen Richards	150,000	1.9%	18.20	18.20	1/21/13	$1,716,882	$4,350,917
Arthur Matin	35,000	.4%	14.85	14.85	3/3/13	$326,868	$828,348
Ray Smets	—	—	—	—	—	$—	$—

*	Less than 1%

(1)	All of the options for Network Associates’ common stock granted in 2003 vest at the rate of one-fourth (or 25%) one year from the date of grant and the remaining shares vest at a rate of 1/36th per month for the remaining 36 months of the vesting period. Under the 1997 Stock Incentive Plan, the board of directors is allowed to modify the terms of outstanding options. The exercisability of options may be accelerated upon a change in control. Options are cancelled on an optionee’s termination of employment under certain specified circumstances.

(2)	All options were granted at an exercise price equal to the fair market value of the common stock on the date of grant.

(3)	These columns present hypothetical future values that might be realized on exercise of the options, less the exercise price. These values assume that the market price of our stock appreciates at a five and ten percent compound annual rate over the term of the options. The stock price appreciation rates are presented as examples pursuant to the SEC’s proxy rules and do not necessarily reflect management’s assessment of our future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.